UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 8, 2009
PROLOGIS
(Exact name of registrant as specified in charter)

Maryland (State or other jurisdiction of Incorporation)	1-12846 (Commission File Number)	74-2604728 (I.R.S. Employer Identification No.)

4545 Airport Way, Denver, Colorado	80239

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, including Area Code: (303) 567-5000
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On April 8, 2009, we entered into a purchase agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Deutsche Bank Securities, as representatives of the several underwriters named in Schedule A thereto, in connection with the offer and sale by us of 152,000,000 of our common shares of beneficial interest, par value $0.01 per share, at a price of $6.60 per share. We granted the underwriters an option to purchase up to 22,800,000 additional common shares to cover over-allotments, which the underwriters exercised in full on April 8, 2009. We expect to receive net proceeds from this offering of approximately $1.107 billion after deducting underwriting discounts and commissions and estimated transaction expenses payable by us. The shares are being offered and sold under a prospectus supplement and related prospectus filed with the U.S. Securities and Exchange Commission pursuant to our shelf registration statement on Form S-3 (File No. 333-157818). The offering is scheduled to close on April 14, 2009, subject to specified closing conditions. A copy of the underwriting agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.
In connection with the filing of the underwriting agreement, we are filing as Exhibit 5.1 hereto an opinion of our counsel, Mayer Brown LLP.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits. The following documents have been filed as exhibits to this report and are incorporated by reference herein as described above.

Exhibit No.	Description

1.1	Purchase Agreement, dated April 8, 2009, between ProLogis and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Deutsche Bank Securities, as representatives of the several underwriters named in Schedule A thereto
5.1	Opinion of Mayer Brown LLP.
23.1	Consent of Mayer Brown LLP (contained in Exhibit 5.1 hereto).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOGIS
Date: April 13, 2009	By:	/s/ Edward S. Nekritz
		Name:	Edward S. Nekritz
		Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Purchase Agreement, dated April 8, 2009, between ProLogis and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Deutsche Bank Securities, as representatives of the several underwriters named in Schedule A thereto
5.1	Opinion of Mayer Brown LLP.
23.1	Consent of Mayer Brown LLP (contained in Exhibit 5.1 hereto).